UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2016

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	811-22535	46-4969053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2016, Mr. M. Freddie Reiss resigned from the board of directors of Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”).  Mr. Reiss was the chairperson of the audit committee of the Fund’s board of directors and also served as a member of the nominating and governance committee.  In light of Mr. Reiss’s service as a director or consultant for other financial services companies, and the potential for conflicts of interest to arise if the Fund were to come into competition with such other companies, Mr. Reiss concluded that it would be beneficial and in the best interest of the Fund to tender his resignation.  Also effective November 1, 2016, Mr. James K. Hunt was appointed to the board of directors of the Fund.  Mr. Hunt was also appointed as the chairperson of the audit committee of the Fund’s board of directors and as a member of the nominating and governance committee.

The Fund’s fiscal year ended on October 31, 2016.  Mr. Reiss’s resignation and Mr. Hunt’s appointment occurred in connection with the commencement of the Fund’s current fiscal year on November 1, 2016.  The Fund is grateful to Mr. Reiss for his service and dedication.

Mr. Hunt is an independent consultant and investor.  Mr. Hunt has significant experience as an investment principal focusing on high yield debt.  Mr. Hunt most recently was the Managing Partner and CEO of the Middle Market Credit platform at Kayne Anderson Capital Advisors LLC.  Previously, Mr. Hunt was the founding Chairman, CEO and Chief Investment Officer of THL Credit, Inc., a business development company, and THL Credit Advisors LLC, an investment manager of direct lending and tradable credit strategies.  Mr. Hunt served as the President of SunAmerica Corporate Finance and as an Executive Vice President of SunAmerica Investments, Inc., with responsibility for high-yielding investments including CLO management, private placements, acquisition financing, term loans and portfolio purchases, structured finance and specialty finance corporate acquisitions.  Mr. Hunt joined SunAmerica from Davis Companies, a private investment firm.  Prior to that, Mr. Hunt worked at Citicorp/Citibank, where he held a variety of leveraged lending, credit and finance positions, culminating in the role of Senior Credit Officer and Vice President/Area Head for the Far West U.S. leveraged lending group.  Mr. Hunt currently serves as lead independent director on the board of directors of PennyMac Financial Services, Inc. and as lead independent director on the board of directors of Hunt Companies, Inc.  He is also currently on the boards of directors of the National Forest Foundation and the Jackson Hole Historical Society & Museum.  He has previously served on the boards of directors of several public and private companies.  Mr. Hunt holds a B.B.A. in economics from the University of Texas at El Paso and an M.B.A. in finance and accounting from the University of Pennsylvania’s Wharton School.

A copy of the Fund’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit 99.1  Press Release announcing M. Freddie Reiss’s resignation from, and James K Hunt’s appointment to, the board of directors of the Fund, dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

Date: November 2, 2016	By:	/s/ Daniel J. Hall

	Name:	Daniel J. Hall

	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing M. Freddie Reiss’s resignation from, and James K Hunt’s appointment to, the board of directors of the Fund, dated November 2, 2016.